Exhibit 99.1

Investor Relations:	Alexandra Lynn
(617) 747-3300
ir@amg.com

Media Relations:	Laura O’Brien
(617) 747-3300
pr@amg.com

AMG Reports Financial and Operating Results

for the First Quarter of 2012

 Company Reports Economic EPS of $1.58; EPS of $0.71

BOSTON, May 1, 2012 — Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the quarter ended March 31, 2012.

For the first quarter of 2012, Economic earnings per share (“Economic EPS”) were $1.58, compared to $1.60 for the same period of 2011, while diluted earnings per share for the first quarter of 2012 were $0.71, compared to $0.74 for the same period of 2011.  For the first quarter of 2012, Economic net income was $83.5 million, compared to $85.1 million for the same period of 2011.  For the first quarter of 2012, Net income was $37.4 million, compared to $39.1 million for the same period of 2011.  (Economic EPS and Economic net income are defined in the attached tables.)

For the first quarter of 2012, revenue was $417.7 million, compared to $426.3 million for the same period of 2011.   For the first quarter of 2012, EBITDA was $114.1 million, compared to $118.2 million for the same period of 2011.

Net client cash flows for the first quarter of 2012 were approximately $7.1 billion. Pro forma for pending investments, the aggregate assets under management of AMG’s affiliated investment management firms were approximately $392 billion at March 31, 2012.

(more)

“With our eighth consecutive quarter of strong inflows, the outstanding investment performance of our Affiliates, and the successful execution of our new investment strategy, AMG is off to an excellent start in 2012,” stated Sean M. Healey, Chairman and Chief Executive Officer of AMG.  “We were especially pleased to announce our recent investments in Yacktman Asset Management and Veritable, LP.  With $17 billion in assets under management, Yacktman is an outstanding manager specializing in large-cap equities through a unique, value-oriented investment approach which has generated a remarkable long-term track record of investment performance. Veritable is one of the nation’s premier independent wealth managers, with $11 billion in ultra-high net worth client assets under management. The addition of these firms meaningfully increases the earnings power of our business and further enhances its substantial diversity across products and clients, deepening our exposure to the most attractive areas of the asset management industry.”

“Our global distribution strategy continues to generate outstanding net client cash flows, including $7.1 billion in the first quarter, and $24 billion over the past twelve months,” Mr. Healey added.  “We continue to see strong demand for return-oriented strategies in global and emerging markets equities and alternative products, which together contribute over 70% of our earnings, with industry-leading performance from Affiliates such as Tweedy, Browne, Genesis, Harding Loevner, AQR, and ValueAct.  Sophisticated clients around the world are increasingly attracted to the investment expertise of performance-oriented boutiques backed by the scale and resources of a global firm, and we see tremendous opportunities to generate incremental new business for our Affiliates through our global distribution platform.  We are continuing to build out our distribution platform through the addition of resources — including a new office in Dubai, as well as key personnel to enhance marketing coverage in existing regions.”

“With a diverse pipeline of prospective Affiliates, we are actively pursuing partnerships with a broad array of outstanding boutique firms globally,” Mr. Healey concluded.  “The transaction environment remains highly favorable for AMG, with increasing succession-oriented activity among independent firms, as well as a number of corporate sellers in the market.  Given our 18-year track record of successful investments, a global reputation as the partner of choice to high-quality asset management firms, and substantial financial flexibility, we are uniquely positioned to continue to add meaningful incremental earnings growth through accretive investments in new Affiliates.”

About Affiliated Managers Group

AMG is a global asset management company with equity investments in leading boutique investment management firms.  AMG’s innovative partnership approach allows each Affiliate’s management team to own significant equity in their firm while maintaining operational autonomy.  AMG’s strategy is to generate growth through the internal growth of existing Affiliates, as well as through investments in new Affiliates.  In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations.  As of March 31, 2012, the aggregate assets under management of AMG’s Affiliates, pro forma for pending investments, were approximately $392 billion across a broad range of investment styles, asset classes and distribution channels.  For more information, please visit the Company’s website at www.amg.com.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws.  Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the ability to close pending investments, the investment performance of our Affiliates and their ability to effectively market their investment strategies, and other risks detailed from time to time in AMG’s filings with the Securities and Exchange Commission.  Reference is hereby made to the “Risk Factors” set forth in the Company’s Form 10-K for the year ended December 31, 2011.

AMG routinely posts information that may be significant for investors in the Investor Relations section of its website, and encourages investors to consult that section regularly.  For additional information, please visit www.amg.com.

Financial Tables Follow

A teleconference will be held with AMG’s management at 11:00 a.m. Eastern time today.  Parties interested in listening to the teleconference should dial 1-877-407-9210 (domestic calls) or 1-201-689-8049 (international calls) starting at 10:45 a.m. Eastern time.  Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins.

The teleconference will also be available for replay beginning approximately one hour after the conclusion of the call.  To hear a replay of the call, please dial 1-877-660-6853 (domestic calls) or 1-201-612-7415 (international calls) and provide account number 286 and conference ID 392929.  The live call and replay of the session, and additional financial information referenced during the teleconference, can also be accessed via the Web at http://www.amg.com/InvestorRelations/.

###

Affiliated Managers Group, Inc.

Financial Highlights

(in millions, except earnings per share data)

	Three Months	Three Months
	Ended	Ended
	3/31/11	3/31/12

Revenue	$426.3	$417.7

Net income (controlling interest)	$39.1	$37.4

Economic net income (A)	$85.1	$83.5

EBITDA (B)	$118.2	$114.1

Average shares outstanding - diluted	53.1	52.9

Earnings per share - diluted	$0.74	$0.71

Average shares outstanding - adjusted diluted (C)	53.1	52.9

Economic earnings per share (C)	$1.60	$1.58

	December 31, 2011	March 31, 2012

Cash and cash equivalents	$449.5	$393.7

Senior bank debt	$250.0	$250.0

Senior convertible securities (D)	$435.6	$439.2

Junior convertible trust preferred securities (D)	$512.6	$513.3

Stockholders’ equity	$1,866.0	$1,862.4

(more)

Affiliated Managers Group, Inc.

Reconciliations of Earnings Per Share Calculation

(in millions, except per share data)

	Three Months	Three Months
	Ended	Ended
	3/31/11	3/31/12

Net income (controlling interest)	$39.1	$37.4
Convertible securities interest expense, net (E)	—	—
Net income (controlling interest), as adjusted	$39.1	$37.4

Average shares outstanding - diluted	53.1	52.9

Earnings per share - diluted	$0.74	$0.71

Reconciliations of Average Shares Outstanding

	Three Months	Three Months
	Ended	Ended
	3/31/11	3/31/12

Average shares outstanding - diluted	53.1	52.9
Assumed issuance of 2008 Senior Convertible Notes shares	—	—
Assumed issuance of Trust Preferred shares	—	—
Dilutive impact of 2008 Senior Convertible Notes shares	—	—
Dilutive impact of Trust Preferred shares	—	—
Average shares outstanding - adjusted diluted (C)	53.1	52.9

(more)

Affiliated Managers Group, Inc.

Operating Results

Assets Under Management

(in millions)

Statement of Changes

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, December 31, 2011	$85,222	$205,658	$36,582	$327,462
Client cash inflows	6,147	12,290	2,581	21,018
Client cash outflows	(4,751)	(7,329)	(1,854)	(13,934)
Net client cash flows	1,396	4,961	727	7,084
Investment performance	8,534	17,170	3,681	29,385
Assets under management, March 31, 2012	$95,152	$227,789	$40,990	$363,931

Financial Results

(in millions)

	Three		Three
	Months		Months
	Ended	Percent	Ended	Percent
	3/31/11	of Total	3/31/12	of Total
Revenue
Mutual Fund	$184.2	43%	$175.7	42%
Institutional	207.0	49%	206.8	50%
High Net Worth	35.1	8%	35.2	8%
	$426.3	100%	$417.7	100%

EBITDA (B)
Mutual Fund	$38.5	33%	$37.1	32%
Institutional	68.9	58%	66.8	59%
High Net Worth	10.8	9%	10.2	9%
	$118.2	100%	$114.1	100%

(more)

Affiliated Managers Group, Inc.

Reconciliations of Performance and Liquidity Measures

(in millions)

	Three Months	Three Months
	Ended	Ended
	3/31/11	3/31/12

Net income (controlling interest)	$39.1	$37.4
Intangible amortization	27.1	35.0
Intangible-related deferred taxes	12.9	9.9
Imputed interest and contingent payment adjustments	4.4	0.6
Affiliate equity expense	1.6	0.6
Economic net income (A)	$85.1	$83.5

Cash flow from operations	$128.3	$52.5
Interest expense, net of non-cash items	16.8	16.8
Current tax provision	13.5	8.0
Income from equity method investments, net of distributions	(46.4)	(14.1)
Changes in assets and liabilities and other adjustments	6.0	50.9
EBITDA (B)	$118.2	$114.1
Holding company expenses	20.1	21.9
EBITDA Contribution	$138.3	$136.0

(more)

Affiliated Managers Group, Inc.

Consolidated Statements of Income

(in millions, except per share data)

	Three Months Ended
	March 31,
	2011	2012

Revenue	$426.3	$417.7

Operating expenses:
Compensation and related expenses	179.5	181.1
Selling, general and administrative	87.5	85.0
Amortization of intangible assets (F)	22.1	30.4
Depreciation and other amortization	3.8	3.4
Other operating expenses	8.5	9.0
	301.4	308.9
Operating income	124.9	108.8

Non-operating (income) and expenses:
Investment and other income	(8.7)	(10.4)
Income from equity method investments	(10.2)	(14.5)
Interest expense	19.4	18.6
Imputed interest expense and contingent payment arrangements (G)	8.3	(2.5)
	8.8	(8.8)

Income before income taxes	116.1	117.6

Income taxes (H)	26.7	24.6
Net income	89.4	93.0

Net income (non-controlling interests)	(50.3)	(55.6)

Net income (controlling interest)	$39.1	$37.4

Average shares outstanding - basic	51.8	51.6
Average shares outstanding - diluted	53.1	52.9

Earnings per share - basic	$0.76	$0.72
Earnings per share - diluted	$0.74	$0.71

(more)

Affiliated Managers Group, Inc.

Consolidated Balance Sheets

(in millions)

	December 31,	March 31,
	2011	2012
Assets
Current assets:
Cash and cash equivalents	$449.5	$393.7
Investment advisory fees receivable	214.9	224.6
Investments in marketable securities	100.4	122.6
Unsettled fund share receivables	34.5	80.7
Prepaid expenses and other current assets	77.1	73.6
Total current assets	876.4	895.2

Fixed assets, net	69.1	70.2
Equity investments in Affiliates	615.8	599.2
Acquired client relationships, net	1,321.1	1,298.8
Goodwill	2,117.3	2,125.8
Other assets	219.2	220.7
Total assets	$5,218.9	$5,209.9

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$343.6	$246.2
Unsettled fund share payables	40.8	83.7
Payables to related party	33.2	17.1
Total current liabilities	417.6	347.0

Senior bank debt	250.0	250.0
Senior convertible securities (D)	435.6	439.2
Junior convertible trust preferred securities (D)	512.6	513.3
Deferred income taxes	506.0	525.8
Other long-term liabilities	145.7	151.4
Total liabilities	2,267.5	2,226.7

Redeemable non-controlling interests	451.8	509.6

Equity:
Common stock	0.5	0.5
Additional paid-in capital	927.5	876.2
Accumulated other comprehensive income	50.0	71.7
Retained earnings	1,176.7	1,214.1
	2,154.7	2,162.5
Less treasury stock, at cost	(288.7)	(300.1)
Total stockholders’ equity	1,866.0	1,862.4

Non-controlling interests	633.6	611.2
Total equity	2,499.6	2,473.6
Total liabilities and equity	$5,218.9	$5,209.9

(more)

Affiliated Managers Group, Inc.

Consolidated Statements of Cash Flow

(in millions)

	Three Months Ended
	March 31,
	2011	2012

Cash flow from operating activities:
Net income	$89.4	$93.0
Adjustments to reconcile Net income to net cash flow from operating activities:
Amortization of intangible assets	22.1	30.4
Amortization of issuance costs	2.6	1.8
Depreciation and other amortization	3.8	3.4
Deferred income tax provision	9.6	13.4
Imputed interest expense and contingent payment arrangements	8.3	(2.5)
Income from equity method investments, net of amortization	(10.2)	(14.5)
Distributions received from equity method investments	64.9	36.8
Tax benefit from exercise of stock options	0.8	0.4
Share-based compensation	6.1	8.2
Affiliate equity expense	3.5	2.2
Other adjustments	(2.4)	(6.0)
Changes in assets and liabilities:
(Increase) decrease in investment advisory fees receivable	3.0	(12.5)
Increase in prepaids and other current assets	(2.5)	(9.1)
Increase in other assets	(1.6)	(0.5)
Increase in unsettled fund shares receivable	(60.7)	(45.2)
Increase in unsettled fund shares payable	54.5	41.6
Decrease in accounts payable, accrued liabilities and other long-term liabilities	(62.9)	(88.4)
Cash flow from operating activities	128.3	52.5

Cash flow from (used in) investing activities:
Investments in Affiliates	(13.3)	—
Purchase of fixed assets	(1.7)	(1.3)
Purchase of investment securities	(6.6)	(9.5)
Sale of investment securities	10.3	12.9
Cash flow from (used in) investing activities	(11.3)	2.1

Cash flow used in financing activities:
Repayments of senior bank debt	(120.0)	—
Issuance of common stock	15.2	15.1
Repurchase of common stock	—	(32.7)
Issuance costs	(7.7)	—
Excess tax benefit from exercise of stock options	4.9	3.5
Settlement of treasury lock	4.0	—
Note payments	0.3	(0.2)
Distributions to non-controlling interests	(68.6)	(82.0)
Affiliate equity issuances and repurchases	(7.8)	(16.9)
Cash flow used in financing activities	(179.7)	(113.2)

Effect of foreign exchange rate changes on cash and cash equivalents	2.2	2.8
Net decrease in cash and cash equivalents	(60.5)	(55.8)
Cash and cash equivalents at beginning of period	313.3	449.5
Cash and cash equivalents at end of period	$252.8	$393.7

(more)

Affiliated Managers Group, Inc.

Notes

(in millions, except per share data)

(A)                             Under our Economic net income definition, we add to Net income (controlling interest) amortization (including equity method amortization and reductions in the carrying value of our intangible assets), deferred taxes related to intangible assets, non-cash imputed interest expense (principally related to the accounting for convertible securities and contingent payment arrangements) and Affiliate equity expense.  We consider Economic net income an important measure of our financial performance, as we believe it best represents operating performance before non-cash expenses relating to the acquisition of interests in our affiliated investment management firms, and it is therefore employed as our principal performance benchmark.  This non-GAAP performance measure is provided in addition to, but not as a substitute for, Net income; Economic net income is not a liquidity measure, and should not be used in place of liquidity measures calculated under GAAP.

We add back amortization attributable to acquired client relationships because this expense does not correspond to the changes in value of these assets, which do not diminish predictably over time.  The portion of deferred taxes generally attributable to intangible assets (including goodwill) that are no longer amortized but continue to generate tax deductions is added back because we believe it is unlikely these accruals will be used to settle material tax obligations.  We add back non-cash expenses relating to certain transfers of equity between Affiliate management partners when these transfers have no dilutive effect to shareholders.

(B)                               EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization.  This supplemental non-GAAP liquidity measure is provided in addition to, but not as a substitute for, cash flow from operations.  As a measure of liquidity, we believe EBITDA is useful as an indicator of our ability to service debt, make new investments and meet working capital requirements.  EBITDA, as calculated by us, may not be consistent with computations of EBITDA by other companies.  In reporting EBITDA by segment, Affiliate expenses are allocated to a particular segment on a pro rata basis with respect to the revenue generated by that Affiliate in such segment.

(C)                               Economic earnings per share represents Economic net income divided by the adjusted diluted average shares outstanding.  In this calculation, the potential share issuance in connection with our convertible securities is measured using a “treasury stock” method.  Under this method, only the net number of shares of common stock equal to the value of the contingently convertible securities and the junior convertible trust preferred securities in excess of par, if any, are deemed to be outstanding.  We believe the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are converted and we are relieved of our debt obligation.  This method does not take into account any increase or decrease in our cost of capital in an assumed conversion.  Economic earnings per share is not a liquidity measure, and should not be used in place of liquidity measures calculated under GAAP.

(more)

(D)                              We have bifurcated our convertible debt securities into their debt and equity components on our balance sheet.  The principal amount at maturity of the senior convertible notes due 2038 was $460.0 at December 31, 2011 and March 31, 2012.  The principal amount at maturity of the junior convertible trust preferred securities was $730.8 at December 31, 2011 and March 31, 2012, comprised of $300.0 due 2036 and $430.8 due 2037.

(E)                                Convertible securities interest expense, net, includes the interest expense, net of tax, associated with our dilutive convertible securities.

(F)                                In the first quarter of 2012, we reduced the carrying value of certain of our indefinite-lived intangible assets and, accordingly, recorded an expense of $8.7.

(G)                               In the first quarter of 2012, we reduced our current estimate of certain potential contingent payment obligations and, accordingly, recorded a gain of $9.9 (of which $5.0 was attributable to controlling interests).

(H)                              Our consolidated income tax provision includes taxes attributable to controlling interests, and to a lesser extent, taxes attributable to non-controlling interests, as follows:

	Three Months Ended
	March 31,
	2011	2012
Current income taxes	$13.5	$8.0
Intangible-related deferred taxes	12.9	9.9
Other deferred taxes	(2.8)	2.9
Taxes attributable to controlling interests	23.6	20.8
Taxes attributable to non-controlling interests	3.1	3.8
Total income taxes	$26.7	$24.6

Income before taxes (controlling interests)	$62.7	$58.2

Effective tax rate*	37.6%	35.7%

*  Taxes attributable to controlling interests divided by controlling interest share of the consolidated income before taxes.